Exhibit 99.5

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-151660, 333-151663, 333-109474, 333-100238 and 333-53384 on Form S-8 and Registration Statement Nos. 333-159606, 333-156276, 333-144665, 333-136852, 333-116110 and 333-64218 on Form S-3 of BioSante Pharmaceuticals, Inc. of our report dated March 16, 2009 (except for the matter discussed in Note 14, as to which the date is August 6, 2009), relating to the financial statements of BioSante Pharmaceuticals, Inc. (which report expresses an unqualified opinion and includes an explanatory paragraph regarding uncertainty about BioSante Pharmaceuticals, Inc.’s ability to continue as a going concern); and our report dated March 16, 2009 relating to the effectiveness of BioSante Pharmaceuticals, Inc.’s internal control over financial reporting, appearing in this Form 8-K.

/s/ Deloitte & Touche LLP

Chicago, Illinois

August 6, 2009